Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2010, relating to the consolidated financial statements of Hansen Medical, Inc., which appears in the Annual Report on Form 10-K of Hansen Medical, Inc. for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 2, 2012